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                                                                    EXHIBIT 99.8



                   THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                 GENENTECH, INC.


         THIS THIRD AMENDMENT, dated as of the eighth day of May, 1996, by and between Fidelity Management Trust Company (the "Trustee") and Genentech, Inc. (the "Sponsor");


                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated July 1, 1991, with regard to the Genentech, Inc. Tax Reduction Investment Plan (the "Plan"), and subsequently amended said trust agreement as of May 1, 1994 and as of December 1, 1995 (said trust agreement as amended being referred to herein as the "Trust Agreement"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 15 thereof;

         NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by;

         (1) Amending Section 5 by insetting a new Section 5(b) and renumbering all subsequent sections accordingly:

                           (b) Member Withdrawal or Distribution Requests. The
                  Sponsor hereby directs that, pursuant to the Plan, a Member withdrawal or distribution request (in-service or full withdrawal) may be made by the Member via telephone and the Trustee shall process such request only after the identity of the Member is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with the written guidelines in the Plan, a copy of which has been provided to the Trustee, and in the Plan's summary plan description ("SPD"), a copy of which has been provided to the Trustee by the Sponsor.

         (2) Amending and restating Section 6(e), in its entirety, as follows:

                           (e) Sponsor Stock. Trust investments in Sponsor Stock
                  shall be made via the Genentech Stock Fund (the "Stock Fund") which shall consist of shares of Sponsor



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                  Stock and short-term liquid investments, including Fidelity
                  Institutional Cash Portfolios: Money Market Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. A cash target range shall be maintained in the Stock Fund. Such target range may be changed as agreed to in writing by the Sponsor and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each Member's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Stock Fund. The return earned by the Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund. Dividends received by the Stock Fund shall be reinvested by the Trustee in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                           (i) Acquisition Limit. Pursuant to the Plan, the
                  Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 6(c) of this Agreement.

                           (ii) Fiduciary Duty of Committee. The Committee shall
                  continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Committee with respect to the acquisition and holding of Sponsor Stock, unless the actions to be taken under those directions would be prohibited by the foregoing



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                  fiduciary duty rules or would be contrary to the terms of the
                  Plan or this Agreement.

                           (iii) Execution of Purchases and Sales.

                                 (A) Purchases and sales of Sponsor Stock (other
                  than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "F". Such general rules shall not apply in the following circumstances:

                                     (1) If the Trustee is unable to determine
                  the number of shares required to be purchased or sold on such day; or

                                     (2) If the Trustee is unable to purchase or
                  sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                     (3) If the Trustee is prohibited by the
                  Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

                  In the event of the occurrence of the circumstances described in (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Committee to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Committee.

                                    (B) Purchases and Sales from or to Sponsor.
                  If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor



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                  Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions or contributions made by the Sponsor on behalf of the Members under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the closing price of the Sponsor Stock on any national securities exchange on the trading date.

                                 (C) Use of an Affiliated Broker. The Sponsor
                  hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Members. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                     (1) As consideration for such brokerage
                  services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                     (2) Following the procedures set forth in
                  Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee in accordance with subsection (iv) below. The Trustee annually will provide the Sponsor with this termination form, and an annual report which summarizes all securities transaction-related charges incurred by the Plan and the Plan's annualized turnover rate.

                                     (3) Any successor organization of FBSI,
                  through reorganization, consolidation, merger or



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                  similar transactions, shall, upon consumption of such
                  transaction, become the successor broker in accordance with the terms of this authorization provision.

                                     (4) The Trustee and FBSI shall continue to
                  rely on this authorization provision until notified to the contrary as provided for herein. The Sponsor reserves the right in its sole discretion to terminate this authorization upon sixty (60) days prior written notice to FBSI (or its successor) and the Trustee, in accordance with Section 13 of this Agreement.

                                 (iv) Securities Law Reports. The Committee
                  shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee promptly shall provide to the Committee such accurate and complete information on the Trust's ownership of Sponsor Stock as the Committee may reasonably request in order to file such reports and otherwise to comply with Federal or state securities laws.

                                 (v) Voting and Tender Offers. Notwithstanding
                  any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                                     (A) Voting.

                                         (1) With respect to Pass-Through Issues
                  (as hereinafter defined), all Sponsor Stock in the Trust shall be voted, tendered or exchanged in accordance with the following provisions. For purposes of this Agreement, a "Pass-Through Issue" with respect to Sponsor Stock is an issue that concerns:

                                             (i) the voting of shares of Sponsor
                  Stock with respect to the approval or



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                  disapproval of any corporate merger or consolidation,
                  recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or any transaction which the Committee determines, in its discretion, to be similar to the foregoing;

                                             (ii) any tender or exchange offer
                  for Sponsor Stock or any transaction that the Committee determines, in its discretion, to be similar to the foregoing;

                                             (iii) any proposal by a shareholder
                  pursuant to Rule 14a-8 under the 1934 Act;

                                             (iv) any election contest governed
                  by Rule 14a-11 under the 1934 Act;

                                             (v) any proposal with respect to
                  which there is any "solicitation in opposition" (within the meaning of Rule 14a-6 under the 1934 Act); or

                                             (vi) any such other event that the
                  Committee designates a Pass-Through Issue.

                                         (2) For purposes of this Agreement,
                  each Member (or if deceased, his or her Beneficiary) shall be a named fiduciary (within the meaning of, but not limited to, sections 402(a) and 403(a) (1) of ERISA) with respect to Pass-Through Issues for all shares of Sponsor Stock as to which the Member has the right of direction with respect to voting, tender, and any other rights appurtenant to such Sponsor Stock. That named fiduciary status shall apply with respect to Pass-Through Issues for all shares of Sponsor Stock allocable to the Member's Account.

                                         (3) In implementing the provisions of
                  this Agreement relating to voting of Sponsor Stock, each appropriate fiduciary shall take all steps necessary or appropriate to ensure that each Member's (or, if deceased, his or her Beneficiary's) instructions shall be kept in strictest confidence and shall not be divulged or released to any person, except as provided in the next sentence, including any officers, directors or employees of the Sponsor or any



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                  Affiliate. To the extent necessary for the operation of these provisions, however, the instructions may be provided to a record keeper, auditor or other person providing services to the Trust if the person (a) is not the Sponsor or an Affiliate and (b) agrees not to divulge the instructions to any other person.

                                         (4) Notwithstanding any contrary
                  provision of this Agreement, whenever any proxies or consents are solicited from the holders of Sponsor Stock with respect to Pass-Through Issues, the Trustee shall exercise voting or other rights solely as directed in written instructions timely received from Members (or, if deceased, their Beneficiaries) and in accordance with this provision. Each Member (or, if deceased, his or her Beneficiary) shall have the right, with respect to Pass-Through Issues, to instruct the Trustee in writing as to the manner in which to vote those shares at any stockholders' meeting of the issuer of Sponsor Stock, or the manner in which the Trustee shall give or withhold consent with respect to the shares. The following procedures shall apply:

                                             (i) The Sponsor shall use its best
                  efforts to timely distribute or cause to be distributed to each Member (or, if deceased, his or her Beneficiary) such information concerning Pass-Through Issues as will be distributed to stockholders of the issuer of Sponsor Stock in connection with any stockholders' meeting or any solicitation of voting or consents, together with a request for confidential instructions to the Trustee or its designee on how shares of Sponsor Stock shall be voted on each such matter or how consents shall be given or withheld.

                                             (ii) The Trustee shall pool the
                  results of instructions received from all Members to whose Accounts fractional shares of Sponsor Stock are allocable and shall vote or otherwise act accordingly with respect to those shares on Pass-Through Issues.

                                             (iii) In the case of a deceased
                  Member who has more than one Beneficiary, the Trustee shall vote or otherwise act on Pass-Through Issues in accordance with the instructions of the Member's Beneficiaries in respect of the shares allocable to



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                  the deceased Member's Account in proportion to the
                  Beneficiaries' respective interests in the Member's Account in accordance with rules established by the Committee.

                                             (iv) If no instructions are
                  received with respect to shares of Sponsor Stock allocable to a Member's Account, those shares shall not be voted nor shall any other actions be taken under this provision with respect to the shares on Pass-Through Issues.

                                         (B) Tender Offers.

                                             (1) Notwithstanding any contrary
                  provision of this Agreement, whenever any tender or exchange offer is made for shares of Sponsor Stock or any transaction occurs that the Committee determines, in its discretion, to be similar to the foregoing, the Trustee shall tender or exchange shares of Sponsor Stock (or refrain from tendering or exchanging Sponsor Stock) solely as directed in written instructions timely received from Members (or, if deceased, their Beneficiaries) and in accordance with this provision.

                                             (2) Each Member (or, if deceased,
                  his or her Beneficiary) shall have the right, with respect to shares of Sponsor Stock allocable to his or her Account, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer or similar transaction with respect to those shares. The following procedures shall apply:

                                                 (i) The Sponsor shall use its
                  best efforts to timely distribute or cause to be distributed to each Member (or, if deceased, his or her Beneficiary) such information as will be distributed to stockholders of the issuer of Sponsor Stock in connection with any such tender or exchange offer, together with a request for confidential instructions to the Trustee or its designee to respond to the tender or exchange offer.

                                                 (ii) If, and to the extent that
                  the Trustee shall not have timely received instructions from any Member (or, if deceased, his or her Beneficiary) with a right to instruct under the



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                  Plan, such person shall be deemed to have timely instructed the Trustee not to tender or exchange the relevant shares of Sponsor Stock.

                                                 (iii) The Trustee shall pool
                  the results of instructions received from all Members to whose Accounts fractional shares of Sponsor Stock are allocable and shall respond to such tender or exchange offer accordingly with respect to those shares.

                                                 (iv) In the case of a deceased
                  Member who has more than one Beneficiary, the Trustee shall respond to such tender or exchange offer in accordance with the instructions of the Member's Beneficiaries in respect of the shares allocable to the deceased Member's Account in proportion to the Beneficiaries' respective interests in the Member's Account in accordance with rules established by the Committee.

                                                 (v) Shares of Sponsor Stock
                  allocated to a Member's Account with respect to which no timely instructions are furnished shall be treated as shares with respect to which instructions not to tender or exchange have been timely furnished.

                                                 (vi) An instruction by a Member
                  to the Trustee to tender shares of Sponsor Stock credited to the Member's account shall not be considered a written election under the Plan by the Member to withdraw, or have distributed, any or all of his or her withdrawable shares. The Trustee shall credit to each Member's account from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that Account. Pending receipt of directions from the Member, in accordance with Schedule "F", as to which of the remaining investment options the proceeds shall be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

                           (vi) Shares Credited. For all purposes of this
                  Section (including, without limitation, investment and reinvestment of assets in Member's accounts and voting, tendering or exchanging of Sponsor Stock), the



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                  number of shares of Sponsor Stock deemed "credited",
                  "allocable" or "reflected" to a Member's account shall be determined as of the relevant Valuation Date (as defined hereinbelow for purposes of this Section). Such valuation date shall be the date on which occur the transactions effectuating such investment or reinvestment, or, in the case of voting, tendering or exchanging, the date on which falls the record date fixed for such purposes of such voting, tendering or exchanging.

                           (vii) General. With respect to the right to vote with
                  respect to Pass-Through Issues, the right to tender or exchange and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a Member's proportional interest in the Stock Fund, the Trustee shall follow the directions of the Member. The Trustee shall have no duty to solicit directions from Members. With respect to all rights other than the right to vote with respect to Pass-Through Issues, the right to tender or exchange and the right to withdraw shares previously tendered, and in the case of Sponsor Stock (if any) not credited to Members' accounts, the Trustee shall follow the written direction of the Committee. However, if the Committee shall fail to give, or shall notify the Trustee in writing of its decision not to give, timely written instructions to the Trustee, the Trustee shall exercise such rights and powers in its sole discretion.

                           (viii) Conversion. All provisions in this Section
                  6(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

         (3) Amending and restating Section 6(f), in its entirety, to read as follows:

                  (f) General Purposes Notes. The Administrator shall act as the Trustee's agent for the Member's loan notes and as such shall (i) collect and remit all principal and interest payments to the Trustee and (ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a Member loan, the Member shall notify the Trustee of the request by use of the Trustee's Telephone Exchange System. The Trustee shall determine, based on the



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         current value of the Member's Account on the date of the request and the guidelines in the Plan and SPD, provided by the Sponsor to the Trustee, the amount available for the loan. The Member shall then direct the Trustee regarding the amount to be borrowed and the term or period for repayment. Based on the most recent interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Member of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan note with the proceed check to the Member. The Trustee shall also distribute truth-in-lending disclosure, borrowers memorandum and loan agreement terms to the Member. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a Member under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Member's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note. The provisions of this Section 6(f) shall not apply to any Member loans with a term of fifteen (15) years, which shall be governed solely by the provisions of Section 6(g) below.

         (4) Amending Section 6 by inserting a new Section 6(g) and renumbering existing sections accordingly:

                  (g) Home Loans. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in Member loan notes and related documentation and as such shall (i) collect and remit all principal and interest payments to the Trustee and (ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a Member loan, the Member shall notify the Trustee of the request by use of the Trustee's Telephone Exchange System. The Trustee shall determine, based on the current value of the Member's Account on the date of the request and the guidelines in the Plan and SPD, provided by the Sponsor to the Trustee, the amount available for the loan. The Member shall then direct the Trustee regarding the amount to be borrowed and the term or period for repayment. Based on the most recent interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Member of such interest rate, as well as the installment payment amounts. The Trustee shall forward the employee certificate attached



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         hereto in Schedule "G" to the Member for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee of such approval via remote access. Subject to receipt of the foregoing approval, the Trustee shall distribute the loan note with the proceed check to the Member. The Trustee shall also distribute truth-in-lending disclosure, borrowers memorandum and loan agreement terms to the Member. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a Member under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Member's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note. In all cases, if the Administrator is able to approve the request, such approval shall be made within 30 days of the Member's initial request (the origination date).

         (5) Amending and restating the third bullet under the "Processing" section of Schedule "A" to read as follows:

                  * Daily processing of in-service withdrawals via telephone due to specific circumstances previously authorized by the Sponsor; Members may initiate the hardship withdrawal process via telephone as directed and approved by the Sponsor.

         (6) Amending the "Processing" section of Schedule "A" to include the following new bullet points:

                  * Enroll new Members via telephone; provide confirmation of enrollment within five (5) business days of the request.

                  * Daily processing of changes of deferral percentages; prepare and mail to the Member a confirmation of telephonic instructions relative to deferral percentages within five (5) business days of the Member's instructions.

         (7) Amending Schedule "B" to reflect the addition of the following fees:
                  Withdrawals by Phone:           $15.00 per withdrawal.



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                  Enrollments by Phone:           $5.00 per non-active employee
                                                  residing on Fidelity's
                                                  participant recordkeeping
                                                  system.

                  Genentech Loan Fees:            $50.00 loan set-up fee per
                                                  loan account (this fee shall
                                                  be paid by the Member,
                                                  Fidelity will credit the fee
                                                  back to Genentech).

         In addition, Schedule "B" is also amended by deleting the current provision on "Member Loan Fees" and replacing it in its entirety with the following:

                  Member Loan Fees:               Establishment fee of $35.00
                                                  per loan account; annual fee
                                                  of $15.00 per loan account.

         (8) Amending and restating Schedule "F" in its entirety as attached hereto, and adding as a new Schedule "G" the Schedule "G" as attached hereto.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to the Trust Agreement to be executed by their duly authorized officers effective as of the day and year first above written.



GENENTECH, INC.                         FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ MARTY GLICK                     By: /s/ AUTHORIZED SIGNATORY 5/14/96
    --------------------------              -------------------------------
                          Date              Vice President            Date



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                                  SCHEDULE "F"

                          TELEPHONE EXCHANGE PROCEDURES


The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion (provided that FIRSCO will not eliminate procedures or services without the consent of the Sponsor).


                                   MUTUAL FUND

        EXCHANGES BETWEEN MUTUAL FUNDS

        Members may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.


                               SPONSOR STOCK FUND

I.       EXCHANGES BETWEEN MUTUAL FUNDS AND SPONSOR STOCK FUND

         Members may call on any business day to exchange between the mutual funds and the Sponsor Stock Fund. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

II.      EXCHANGE RESTRICTION

         It is the intention of the Trustee to maintain a sufficient liquidity reserve in the Sponsor Stock Fund to meet exchange, redemption or withdrawal requests. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for same day exchanges, the Trustee will be required to sell shares of Sponsor Stock to meet the exchange requests. If this occurs, the subsequent exchange into other Plan investment options will take place three



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         (3) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to the Trustee.


                                 OTHER SERVICES

I.       ACCOUNT BALANCE INFORMATION AND INVESTMENT DATA

         Members may call on any business day to receive account balance information and NAV data.

II.      CHANGES IN FUTURE CONTRIBUTION ALLOCATIONS

         Members may call on any business day to change the allocation of future contributions, effective the next business day.



GENENTECH, INC.                               FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ MARTY GLICK                     By: /s/ SUSAN BERKEWITCZ   5/14/96
    --------------------------              -------------------------------
                          Date              Vice President           Date



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


                                  SCHEDULE "G"

                                 GENENTECH, INC.
                          TAX REDUCTION INVESTMENT PLAN

                             EMPLOYEE CERTIFICATION
                 (PLAN LOAN TO PURCHASE NEW PRINCIPAL RESIDENCE)


        Employee Name                               ________________________

        Current Residence Address                   ________________________

        Home Telephone Number                       ________________________

        New Principal Residence Address             ________________________



I, the undersigned employee of Genentech and participant in the Plan named above, hereby certify that:

                  (a) I am applying for a loan from my account under the Plan with a term of more than five (5) years and not more than fifteen (15) years;

                  (b) I will use the proceeds of the loan to purchase a dwelling unit which (within a reasonable period of time after I receive the loan proceeds) will be MY NEW PRINCIPAL RESIDENCE; and

                  (c) I have attached to this Certification a copy of the signed contract of sale for my purchase of my NEW PRINCIPAL RESIDENCE.



__________________________________________             ________________________
Employee Signature                                     Date


Received by Payroll_______________________             ________________________
                           Initials                    Date



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